CONFIDENTIAL

Loan Agreement

by and between

China Broadband, Ltd.

and

Wanshi WangJing Media Technologies (Beijing) Co., Ltd.

July 12, 2009

CONTENTS

This **Loan Agreement** (**Agreement**) is entered into on July 12, 2009 in Beijing, People's Republic of China (**PRC**)

by and between

(1) China Broadband, Ltd., a liability limited company incorporated under the laws of Cayman Islands with its registered address at 1900 Ninth Street, 3rd Floor Boulder, Colorado 80302, USA. (**Party A**)

and

(2) Wanshi WangJing Media Technologies (Beijing) Co. Ltd., a liability limited company incorporated under the laws of PRC with its registered address at Room 280, SuYuan Building, No.1 Zhongguancun South Street, Beijing 100873, PRC. (**Party B**)

WHEREAS:

(A) Party B is a Chinese PRC domestic company, with its name as Wanshi WangJing Media Technologies (Beijing) Co., Ltd. (a/k/a) AdNet Media Technologies (Beijing) Co., Ltd. (**AdNet**), engaged in technical services related to broadband advertising for internet cafés in China, delivering advertising services, software and hardware in the PRC. On April 07, 2009, AdNet and China Broadband, Inc. entered into a Letter of Intent (**LOI**) with Party A to acquire 100% equity interest in AdNet (the "**Acquisition**"). Party B intends to obtain a loan in the amount of a US$100,000 (the loan) and in accordance with PRC law, for the purpose of funding the operations of AdNet, by Party A and its parent, China Broadband, Inc. For avoidance of doubt this transaction document related hereto, shall be deemed a nominal loan of loan for the benefit of Party A until such time, within 12 months of signing of this document, that Party A's corporate structure in PRC is set up for the full acquisition of all of AdNet's shares through a new WFOE that will be formed for the purpose of operating AdNet's business.

(B) Party A agrees to extend the Loan to AdNet, which is represented by Party B on behalf of the shareholders of AdNet for a period of 12 months from the date of signing of this document, during which time Party A will incorporate a new WFOE to support the business operations of AdNet. When the incorporation is complete, all of the equity of AdNet will be transferred to Party A's new WFOE, and the loan will be deemed paid in full. In the event that within 12 months of signing of this document, the WFOE is not incorporated, then the loan is automatically extended until such time that this WFOE incorporation is completed.

NOW, THEREFORE, the parties agree as follows:

1. DEFINITION AND INTERPRETATION

1.1 Definition

Unless provided otherwise in this Agreement, the following terms shall have the meanings set out below:

"**Affiliate**" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with such Person. For the purposes of this definition, "**Person**" means any individual, partnership, joint venture, trust, unincorporated organization, association, corporation, company or similar entity; and "**Control**" (including its correlative meanings, "**Controlling**", "**Controlled by**" and "**under common Control with**") means possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through ownership of voting securities, by contract or otherwise, and without limiting the generality of the foregoing, such ability shall be deemed to exist (a) when any Person holds at least fifty percent (50%) of the outstanding voting securities or other ownership interests of such third Person or (b) over other members of a Person's immediate family. Immediate family members shall mean a Person's spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than employees) who shares such Person's home.

"**Ancillary Documents**" has the meaning ascribed to it in Article 5.1.2.1.

"**Authorized Persons**" has the meaning ascribed to it in Article 9.2.

"**Business Day**" means a day other than a Saturday, a Sunday, a statutory holiday designated by the PRC State Council (subject to any annual adjustment by the PRC State Council designating working and non-working days before and after a statutory holiday) or a day on which the commercial banks in the PRC are authorized or obligated by applicable law to close.

"**Confidential Information**" has the meaning ascribed to it in Article 9.1.

"**Designated Party**" means any Affiliate, individual, company or any other appropriate entity designated by Party A to accept the transfer of the Equity Interest.

"Equity Interests" or **"Party B's Equity Interest"** means (full title ownership of all of the ownership income, equity and voting interests in AdNet all of which shall be owned by Party B as nominee agent on behalf of Party A and its parent entities.

"**Equity Option Agreement**" has the meaning ascribed to it in Article 3.1.

"**Equity Pledge Agreement**" has the meaning ascribed to it in Article 4.4.

"**Equity Transfer**" has the meaning ascribed to it in Article 5.1.2.1.

"**Equity Transfer Agreement**" has the meaning ascribed to it in Article 5.1.2.1.

"**Event of Default**" has the meaning ascribed to it in Article 6.

"**Loan**" has the meaning ascribed to it in the Whereas.

"**PRC**" means the People's Republic of China, which, for purposes of this Loan Agreement shall not include the Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan.

"**PRC Laws**" means all valid and publicly announced laws and regulations of the PRC.

"**Receiving Party**" has the meaning ascribed to it in Article 9.1.

"**Repayment Date**" has the meaning ascribed to it in Article 2.2.

"**Repayment Notice**" has the meaning ascribed to it in Article 7.1.

"**RMB**" means the legal currency of the PRC.

"**USD**" means the legal currency of the United States.

1.2 Interpretation

A reference to a day herein is to a calendar day. Unless otherwise specified, a reference herein to an Article or Appendix is to an article or appendix of this Agreement. The use of one gender shall include the use of all genders. The use of the singular shall include the plural, and vice versa. The headings of the Articles and Appendices are for convenience only and shall not affect the meaning or construction of any of the provisions of this Agreement. The phrase "including" shall mean "including without limitation".

2. LOAN AMOUNT AND REPAYMENT

2.1 Loan Amount

Party A agrees to provide to Party B within 10 days after the signing of this Agreement an interest-free loan solely for the purposes of facilitating the acquisition of AdNet, either directly or through one of its Affiliates, in the amount of US$100,000 in accordance with the terms and conditions set forth in this Agreement and the Share Issuance Agreement between Part A and China Broadband, Inc. and various other parties. Such Loan shall be paid into the account that has been designated by Party B within 10 days after the date hereof. The Loan shall be secured by a pledge on 100% of AdNet.

2.2 Repayment Date

Unless otherwise agreed by Party A in writing, the Loan borrowed by Party B, any portion of the Loan and any other payment in arrears, if applicable, under this Agreement shall be deemed paid in full upon the incorporation of the WFOE by Party A, and the transfer of all equity interest of AdNet to Party A's WFOE. The period for the completion of this will be within 12 months from the date of signing of this document, and the loan will be automatically extended in the event that the WFOE is not completed.

2.3 Form of Repayment

Unless agreed by the parties in writing, the Loan may only be repaid in the form specified in Article 7.

2.4 Purpose of Loan

Party B agrees to accept the Loan provided by Party A and hereby agrees and covenants that the Loan shall be used only for the operations of AdNet and repaid upon the transfer of equity interest of AdNet to Party A's new WFOE.

3. CONDITIONS PRECEDENT

Party A's obligation to extend the Loan to Party B pursuant to Article 2.1 shall be conditional upon the fulfillment of all of the following conditions except those specifically waived by Party A in writing:

3.1 Simultaneously with this Agreement, the parties have executed an equity option agreement, dated the date hereof (**Equity Option Agreement**), pursuant to which, among other things, Party B grants to Party A or its designated person (legal or natural) an exclusive option to purchase all of Party B's Equity Interest, to the extent permitted under PRC Laws;

3.2 The Equity Option Agreement is in full effect and there is no default thereunder and all relevant filing procedures, approvals, authorizations, registrations and governmental proceedings have been obtained or completed;

3.3 All the representations and warranties provided by Party B in Article 4 are true, complete and correct, and shall remain true, complete and correct on the date of the transfer of the Loan, as if they are provided on such date; and

3.4 Party B shall not have breached any of its undertakings provided in Article 5, and no event which may affect the performance of Party B's obligations hereunder shall have occurred or is likely to occur.

4. REPRESENTATIONS AND WARRANTIES OF PARTY B

B hereby represents and warrants to Party A as follows:

4.1 Party B has the power to enter into this Agreement and perform this Agreement. Party B has duly obtained all the necessary approvals or authorizations for the execution and performance of this Agreement;

4.2 the execution and performance of this Agreement by Party B will not result in (i) a breach of any laws or regulations or any governmental approval, authorization, notice or other government documents binding or affecting Party B; (ii) a breach of any agreement entered into with any third party or any undertaking provided to any third party by Party B; or (iii) constitute (with or without due notice or lapse of time) a default (or give rise to any right of termination, cancellation, vesting, payment, exercise, acceleration, suspension or revocation) under any note, bond, mortgage, deed of trust, security interest, indenture, licence, contract, agreement, plan or other instrument or obligation (each, an **Obligation** and collectively, **Obligations**) to which Party B is a party or by which its property or assets may be bound or affected;

4.3 this Agreement, when executed and delivered by Party A, constitutes the legal, valid and binding obligation of Party B, which is enforceable against Party B in accordance with its terms;

4.4 except for the Equity Pledge Agreement, dated as of the date hereof, between Beijing Zhongkuan Huashi Network Technology Co., Ltd. (**WFOE**) and Party B (**Equity Pledge Agreement**) and the Equity Option Agreement, Party B has not (i) created any pledge, lien charge or any other security over Party B's Equity Interest and has not hypothecated, assigned or agreed to do any of the foregoing with respect to the Equity Interest; (ii) offered to transfer Party B's Equity Interest to any third party; (iii) issued an undertaking to any third party regarding any offer to purchase Party B's Equity Interest; or (iv) entered into any agreement to transfer Party B's Equity Interest with any third party;

4.5 no dispute, action, arbitration, administrative procedure or other legal proceeding regarding Party B and/or Party B's Equity Interest is in existence, and no potential dispute, action, arbitration, administrative procedure or other legal proceeding regarding Party B and/or Party B's Equity Interest is pending;

4.6 there is no contractual agreement that is binding on Party B or may affect Party B's assets, and no enforceable court judgment or order that may prevent him from executing or performing this Agreement or may have any material adverse effect on the execution or performance of this Agreement;

4.7 the execution and performance of this Agreement, and realization of any right by Party A under this Agreement will not contravene any lien, contract, judgment, order or law which is binding on Party B or Party B's assets in a manner that would have a material adverse effect upon the ability of Party A to perform its obligations hereunder; and

4.8 all documents, materials and certificates provided by Party B to Party A hereunder are correct, true, complete and valid.

5. UNDERTAKINGS

5.1 Affirmative Undertakings

Party B hereby undertakes:

5.1.1 after the execution of this Agreement, to promptly:

5.1.1.1 provide to Party A the following ancillary documents (**Ancillary Documents**): (i) signed (but undated) equity transfer agreement substantially in the form of Appendix A (**Equity Transfer Agreement**) and (ii) all other necessary signed (but undated) documents for the Equity Interest to be effectively transferred to Party A or the Designated Party (**Equity Transfer**), including the waiver letter in the form of Appendix B and the Share Issuance Agreement between Party A and Party B; and

5.1.1.2 provide all documents, instruments or other information relating to AdNet's operations and financial affairs to Party A immediately when received or as otherwise requested by Party A or its parent.

5.1.2 at any time to defend claims all in accordance with Party A's instructions and assertion regarding the Equity Interest made by any third party who claims interest in the same, provided that Party B shall not be obligated to defend any such claim or assertion unless it is at Party A's cost;

5.1.3 to take or procure to take all necessary actions to execute or procure to execute all necessary documents, carry out necessary registrations and make all necessary or appropriate defenses on behalf of Party A to ensure that the repayment of the Loan, the Equity Transfer and all transactions to be carried out under the Agreement (including but not limited to the undertaking in the aforesaid Article 5.1.1.2) can be legally and effectively carried out and to maintain Party B's proprietary interest in AdNet;

5.1.4 to treat as Confidential Information the existence of the Agreement and its provisions, and any correspondence, resolutions, attached agreements and other documents in connection with this Agreement;

5.1.5 to immediately carry out the Equity Transfer strictly in accordance with Party A's instruction;

5.1.6 to immediately notify Party A of the occurrence or possible occurrence of any litigation, arbitration or administrative proceeding relating to AdNet's assets, business operation or revenues of which Party B may become aware;

5.1.7 to immediately notify Party A in writing of the occurrence of any event which may materially affect AdNet's assets, liabilities, financial condition or results of operations;

5.1.8 that, at Party A's written request, Party B will approve any action of AdNet that is not in violation of applicable laws;

5.1.9 upon the exercise of the right to purchase the Equity Interest under Article 7.1.3 by Party A, unconditionally and forthwith to transfer the entire Equity Interest owned by Party B in AdNet to Party A or its designated representative (legal or natural). Party B shall also make the best efforts to ensure that all shareholders of AdNet waive their right to first refusal over the said interest to be transferred to Party A; and

5.1.10 in the event that Party A purchases Party B's Equity Interest pursuant to the Equity Option Agreement, Party B shall first apply any proceeds therefrom to repay the Loan to Party A, and

5.1.11 to take all commercially reasonable actions _____ necessary in order to cause a transfer of the Equity Interest to the WFOE or other designee of Party A so that this Agreement and Equity Option Agreement may be terminated.

6. CONFIDENTIALITY

6.1 Confidential Information Party B shall keep confidential and not disclose to any third party in any manner whatsoever, in whole or in part, any information, including any information obtained by any of its directors, officers, employees, agents, consultants, advisors or other representatives, including legal counsel, accountants, tax specialists and financial advisors in connection with the exercise of such party's rights under this Agreement, information developed and relating to new products, product plans, product designs, customers, technology, computer codes, trade secrets, pricing, know-how, inventions, techniques, programs, algorithms, schematics, documentation, business opportunities, processes, and practices, and information about the other party's assets and operations that such party has acquired through the negotiations or due diligence or other investigations in connection with this Agreement and the transactions contemplated hereby (collectively, **Confidential Information**), and Confidential Information may not be used by any party other than in connection with the transactions contemplated by this Agreement or as directed by Party A or Parent. Notwithstanding the foregoing, each party may disclose or use information which:

6.1.1 is proven by reasonable objective evidence to have been already in the Receiving Party's possession before such disclosure, provided that such information is not known by the Receiving Party to be subject to another confidentiality agreement with, or other obligation of confidentiality to, a party to this Agreement;

6.1.2 becomes generally available to the public other than as a result of a disclosure by the disclosing or Receiving Party;

6.1.3 becomes available to the Receiving Party on a non-confidential basis from a source which is not known by the Receiving Party to be bound by a confidentiality agreement with, or other obligation of confidentiality to, a party to this Agreement; or

6.1.4 is required to be disclosed in connection with compliance with any applicable law or the rules of any governmental entity, provided that the Receiving Party shall cooperate with the disclosing party to minimize the disclosure to the extent practicable, and provided further, that Party A must give prior written consent to any disclosure required of Party B, and Party B will make its best efforts not to comply with any such request for information from any governmental entity in any case in which Party B is notified by Party A that Party A has a good faith belief that such disclosure is not required by PRC law.

6.2 Duty to Protect. Each party shall deal with Confidential Information so as to protect it from disclosure with a degree of care not less than that used by it in dealing with its own information intended to remain exclusively within its knowledge (and in no event shall it exercise less than reasonable care) and shall take reasonable steps to minimize the risk of disclosure of such Confidential Information and information concerning this Agreement by ensuring that only its officers, directors and employees and the officers, directors and employees of its professional advisers (and no other persons) who have a bona fide "need to know" such Confidential Information for purposes permitted or contemplated hereby (**Authorized Persons**), shall have access thereto, and shall cause such Authorized Persons to treat such Confidential Information in confidence as provided herein. All Confidential Information remains the property of the disclosing party. Upon expiry or termination for any reason of this Agreement, the Receiving Party shall promptly return to the disclosing party all originals and copies of any material in any form containing or representing the Confidential Information, including all computer codes, discs, drawings, specifications, manuals and other printed or reproduced material (including information stored on machine readable media), or shall destroy, to the extent practicable, the same at the request of the disclosing party.

6.3 Permitted Disclosure This Agreement or its contents may be disclosed as required by law or the rules of any securities exchange or any governmental entity to which the disclosing party is subject, as contemplated by Article 9.1.4, or submits or as necessary for confirming the application of such law or rules, provided that the disclosing party shall use its reasonable efforts to secure that its contents be held confidential and will only disclose such information after notice to, and consultation with, the other party, to the extent practicable..

6.4 Survival of Confidentiality The undertakings in connection with Confidential Information set forth in this Article 9 shall survive for 5 years after the termination or expiration of this Agreement.

7. SUPPLEMENTARY PROVISIONS

7.1 Notice All notices or other communications required or permitted to be given under this Agreement shall be in writing in English and shall be deemed to have been duly given and received on the date delivered by hand or by courier service such as Federal Express, or by other messenger (or, if delivery is refused, upon presentment) or upon receipt by facsimile transmission (provided, that a copy of such facsimile and transmission confirmation is delivered by means other than facsimile within 5 days of the delivery of the facsimile), or upon delivery by registered or certified mail (return receipt requested), postage prepaid, to the parties as follows:

If to Party A:

Address: ______________________
Tel: ______________________
Fax: ______________________
Attn: ______________________

With a copy to: Ronniel Levy, Esq.
Hodgson Russ LLP
1540 Broadway
24th Floor
New York, NY 10036
T: 212-751-4300
F: 212-751-0928

If to Party B:

Address: Room 280, SuYuan Building, No.1 Zhongguancun South Street, Beijing 100873, PRC
Tel: +86-01-68948438
Fax: ______________________
Attn: Wang Ying Qi

With a copy to: Ronniel Levy, Esq.
Hodgson Russ LLP
1540 Broadway
24th Floor
New York, NY 10036
T: 212-751-4300
F: 212-751-0928

And to

Address: ______________________
Tel: ______________________
Fax: ______________________
Attn: ______________________

With a copy to: Ronniel Levy, Esq.
Hodgson Russ LLP
1540 Broadway

24th Floor
New York, NY 10036
T: 212-751-4300
F: 212-751-0928

or, as to each party, at such other address or number as shall be designated by such party in a notice to the other party containing the new information in the same format as the information set out above.

7.2 Governing Law

This Agreement shall be interpreted, construed and enforced in accordance with the law of the PRC, without reference to or inclusion of the principles of choice of law or conflicts of law of that jurisdiction. It is the intent of the parties that the substantive law of the PRC governs this Agreement and not the law of any other jurisdiction incorporated through choice of law or conflicts of law principles.

7.3 Dispute Resolution

7.3.1 If any dispute arises out of or in connection with this Agreement, the parties shall attempt in the first instance to resolve such dispute through friendly consultation or mediation.

7.3.2 If the dispute cannot be resolved in the above manner within 30 days after the commencement of consultations, either party may submit the dispute to arbitration as follows:

7.3.2.1 All disputes arising out of, or in regard to this Agreement shall be submitted to China International Economic and Trade Arbitration Commission which shall be conducted by three (3) arbitrators in Beijing in accordance with the Commission's arbitration rules;

7.3.2.2 The arbitration shall be conducted in the Chinese language, with the arbitral award being final and binding upon the Parties. The cost of arbitration shall be allocated upon the determination of the arbitrators.

7.3.3 When any dispute is submitted to arbitration, the parties shall continue to perform their obligations under this Agreement, unless the disputes are related to the effectiveness or the termination of the Agreement.

7.4 Amendment or Supplement

This Agreement shall be amended or supplemented only by a written instrument signed by each of the parties. The parties shall each obtain all requisite authorizations and approvals from the relevant authorities to give effect to the amendment or supplement.

7.5 No Waiver

Unless otherwise agreed upon by the parties in writing, any failure or delay on the part of either party to exercise any right, authority or privilege under this Agreement, or under any other agreement relating hereto, shall not operate as a waiver thereof; nor shall any single or partial exercise of any right, authority or privilege preclude any other future exercise thereof.

7.6 Severability

The provisions of this Agreement are severable from each other. The invalidity of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. No breach, default or threatened breach of this Agreement by either party shall relieve the other party of its obligations or liabilities under this Agreement with respect to the protection of the property or proprietary nature of any property which is the subject of this Agreement.

7.7 Successors

This Agreement shall be valid and binding on the parties hereto, their successors and permitted assigns.

7.8 Assignment

Party A may transfer or assign any or all of its rights and obligations under this Agreement to any of its Designated Parties (natural person or legal entity) at any time. In such circumstances, the transferee or assignee shall enjoy and undertake the same rights and obligations herein of Party A as if the transferee or assignee is Party A hereunder. When Party A transfers or assigns the rights and obligations under this Agreement, at the request of Party A, Party B shall execute the relevant agreements and/or documents with respect to such transfer or assignment.

7.9 Entire Agreement

This Agreement, the [Exclusive Services Agreement], dated _____, 2009 between AdNet, Party A and [WFOE], the Equity Pledge Agreement, dated _____, 2009 between [WFOE] and Party B, the Equity Option Agreement, dated June 12, 2009 between Party A and Party B, the Power of Attorney from Wang Ying Qi in favor of an executive officer of Party A, and the Trustee Arrangement Letter, dated April __, 2009 between Party A and Wang Ying Qi and the Share Issuance Agent between Parent and Party A and its shareholders and Party B, shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede any previous discussions, negotiations and agreements related thereto.

7.10 Counterparts

For the convenience of the parties, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original

instrument, and all such counterparts shall together constitute one and the same agreement.

7.11 Language

This Agreement is prepared in 2 sets of originals in English. Each party will retain one set of originals.

IN WITNESS THEREOF, this Agreement shall be executed by the duly authorized representatives of both parties on the date first written above.

Party A: China Broadband, Ltd.

Signature: ______________________________

Name: Mark Urbach
Position: President, CEO
Date: July __, 2009

Party B: Wanshi WangJing Media Technologies (Beijing) Co., Ltd.

Signature: ______________________________

Name: Wang Ying Qi
Position: CEO
Date: July 12, 2009

Appendix A

FORM OF EQUITY TRANSFER AGREEMENT

Capital Contribution Transfer Agreement
[AIC standard form]

Transferor: Wanshi WangJing Media Technologies (Beijing) Co., Ltd. (AdNet)

Transferee: China Broadband, Ltd.

With respect to the Transferor's capital contribution in AdNet, the Transferor and Transferee enter into the following capital contribution transfer agreement:

1. The Transferor has agreed to transfer its equity interest in the AdNet, representing a capital contribution of RMB 1M, to the Transferee;

2. The Transferee has agreed to accept the said equity interest from the Transferor;

3. The equity transfer shall be completed within 12 months. Upon the completion of the equity transfer, the Transferor shall no longer enjoy any rights in or bear any obligations with respect to the transferred equity interest in the AdNet, and the Transferee shall enjoy all such rights in and shall bear all obligations corresponding to the said equity interest.

This agreement shall enter into effect upon the date of its signing by the parties.

Transferor: ______________________

Date: July 12, 2009

Transferee: ______________________

Date: July , 2009

Annex 1

FORM OF UNANIMOUS RESOLUTION OF SHAREHOLDERS' MEETING

WANSHI WANGJING MEDIA TECHNOLOGIES (BEIJING) CO., LTD.
(COMPANY)

This written resolution of the shareholders' meeting of the Company is formally adopted at Beijing, PRC on July 12, 2009.

1. Attending shareholders:

2. The matters related to the transfer of equity interest provided in the equity transfer agreement entered into between Wanshi WangJing Media Technologies (Beijing) Co., Ltd. (**Transferring Shareholder**) and China Broadband, LTD. or its Designee (**Equity Transfer Agreement**) were discussed at the shareholders' meeting on July 12, 2009.

3. The shareholders' meeting unanimously agrees to make the following resolutions:

   (i) confirm and approve the Equity Transfer Agreement;

   (ii) approve Shao Qian (Stanley) and Wang Ying Qi to transfer all of its equity interest in the Company in one or more transfer transactions to China Broadband, LTD. or its Designee pursuant to the provisions of an Equity Transfer Agreement in the form attached; and

   (iii) the shareholders other than the Transferring Shareholder hereby waive their respective right of first refusal under PRC laws regarding the equity interest to be transferred by the Transferring Shareholder of the Company pursuant to the Equity Transfer Agreement.

Signed by: 邵谦

Date: July 12, 2009

Signed by: 王英琦

Date: July 12, 2009

Appendix B

FORM OF WAIVER OF RIGHT OF FIRST REFUSAL
WAIVER OF RIGHT OF FIRST REFUSAL

[Statement Provides for Partial Transfers]

To: Shao Qian (Stanley) and Wang Ying Qi

Dear Sir,

I refer to the proposed transfer of ___% of your entire interest in the registered capital of AdNet to China Broadband, LTD. or its Designee (**Transferee**).

I hereby waive any pre-emptive right I may have under PRC laws to acquire the equity interest you propose to transfer to the Transferee and consent to the proposed transfer of the equity interest to the Transferee.

Yours faithfully,

Signed by:_______________________________

Date: _____________________